BLOX, INC.

2014 STOCK OPTION PLAN

This  2014  Stock  Option  Plan  (this  “Plan”)  provides  for  the  grant  of  options  to  acquire  shares  of

common   stock   (each,   a   “Share”),   par   value   of   US$0.00001   per   Share,   of   Blox,   Inc.,   a   Nevada   corporation

(the “Company”).   For  the  purposes  of  Eligible  Employees  (as  defined  below)  who  are  subject  to  income  tax  in  the

United States, stock options granted under this Plan that qualify under Section 422 of the United States Internal Revenue

Code  of  1986,  as  amended  (the  “Code”),  are  referred  to  in  this  Plan  as  “Incentive  Stock  Options”.   Incentive  Stock

Options,  stock  options  that  do  not  qualify  under  Section 422  of  the  Code  (“Non-Qualified  Stock Options”)  and  stock options granted to non-United States residents under this Plan are referred to collectively as “Options”.

1.

PURPOSE

1.1

The purpose of this Plan is to:

(a)

retain  the  services  of  valued  key  employees,  directors,  officers  and  consultants  of  the

Company,  and  such  other  persons  as  the  Plan  Administrator  shall  select  in  accordance with Section 3 below;

(b)

to  provide  equity  incentives  to  such  persons  and  to  encourage  such  persons  to  acquire  a greater  proprietary  interest  in  the  Company,  thereby  strengthening  their  incentive  to achieve the objectives of the shareholders of the Company;

(c)

to serve as an inducement in the retention of Company personnel.

1.2

This  Plan  shall  at  all  times  be  subject  to  all  legal  requirements  relating  to  the  administration  of stock  option  plans,  if  any,  under  applicable  United  States  federal  and  state  securities  laws,  Canadian  provincial securities  laws,  the  Code,  the  Income  Tax  Act  (Canada),  the  rules  of  any  applicable  stock  exchange  or  stock quotation  system,  and  the  rules  of  any  foreign  jurisdiction  applicable  to  Options  granted  to  residents  therein

(collectively, the “Applicable Laws”).

2.

ADMINISTRATION

2.1

This  Plan  shall  be  administered  initially  by  the  board  of  directors  of  the  Company  (the  “Board”),

except  that  the  Board  may,  in  its  discretion,  establish  a  committee  composed  of  two  (2)  or  more  members  of  the

Board  to  administer  this  Plan,  which  committee  (the  “Committee”)  may  be  an  executive,  compensation  or  other committee,  including  a  separate  committee  especially  created  for  this  purpose.  The  Board  or,  if  applicable,  the

Committee is referred to herein as the “Plan Administrator”.

2.2

If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the United States

Securities  Exchange  Act  of  1934,  as  amended  (the  “Exchange  Act”),  the  Board  shall  consider  in  selecting  the  Plan

Administrator  and  the  membership  of  any  Committee,  with  respect  to  any  persons  subject  or  likely  to  become subject  to  Section  16  of  the  Exchange  Act,  the  provisions  regarding  (a)  “outside  directors”  as  contemplated  by

Section 162(m) of the  Code, and (b) “Non-Employee Directors” as contemplated by Rule  16b-3 under the  Exchange

Act.

2.3

The  Committee  shall  have  the  powers  and  authority  vested  in  the  Board  hereunder  (including  the

power  and  authority  to  interpret  any  provision  of  this  Plan  or  the  terms  of  any  Option).   The  members  of  any  such

Committee  shall  serve  at  the  pleasure  of  the  Board.   A  majority  of  the  members  of  the  Committee  shall  constitute  a

quorum,  and  all  actions  of  the  Committee  shall  be  taken  by  a  majority of  the  members  present.   Any  action  may  be

taken  by  a  written  instrument  signed  by  all  of  the  members  of  the  Committee  and  any  action  so  taken  shall  be  fully effective as if it had been taken at a meeting of the members of the Committee.

2.4

The  Board  may  at  any  time  amend,  suspend  or  terminate  this  Plan,  subject  to  such  shareholder approval  as  may  be  required  by  Applicable  Laws,  including  the  rules  of  an  applicable  stock  exchange  or  other national market system, provided that:

(a)

no  Options  may  be  granted  during  any  suspension  of  this  Plan  or  after  termination  of  this  Plan;

and

(b)

any  amendment,  suspension  or  termination  of  this  Plan  will  not  affect  Options  already  granted,

and  such  Options  will  remain  in  full  force  and  effect  as  if  this  Plan  had  not  been  amended,

suspended  or  terminated,  unless  mutually  agreed  otherwise  between  the  Optionee  (as  defined below)  and  the  Plan  Administrator,  which  agreement  will  have  to  be  in  writing  and  signed  by  the

Optionee and the Company.

2.5

Subject   to   the   provisions   of   this   Plan,   and   with   a   view   to   effecting   its   purpose,   the   Plan

Administrator shall have sole authority, in its absolute discretion, to:

(a)

construe and interpret this Plan;

(b)

define the terms used in this Plan;

(c)

prescribe, amend and rescind the rules and regulations relating to this Plan;

(d)

correct any defect, supply any  omission or reconcile any inconsistency in this Plan;

(e)

grant Options under this Plan;

(f)

determine  the  individuals  to  whom  Options  shall  be  granted  under  this  Plan  and  whether  the

Option is an Incentive Stock Option or a Non-Qualified Stock Option, or otherwise;

(g)

determine the time or times at which Options shall be granted under this Plan;

(h)

determine  the  number  of  Shares  subject  to  each  Option,  the  exercise  price  of  each  Option,  the duration of each Option and the times at which each Option shall become exercisable;

(i)

determine all other terms and conditions of the Options; and

(j)

make all other determinations and interpretations necessary and advisable for the administration of this Plan.

2.6

All  decisions,  determinations  and  interpretations  made  by  the  Plan  Administrator  shall  be  binding and  conclusive  on  all  participants  in  this  Plan  and  on  their  legal  representatives,  heirs  and  beneficiaries,  subject  to any contrary determination by the Board.

3.

ELIGIBILITY

3.1

Incentive  Stock  Options  may  be  granted  to  any  individual  who,  at  the  time  the  Option  is  granted,

is  an  employee  of  the  Company  or  any  Related  Company  (as  defined  below)  and  is  subject  to  income  tax  in  the

United   States   (each,   an   “Eligible   Employee”),   provided   that   any   grant   of   Incentive   Stock   Options   will   be

conditional upon compliance with all applicable federal and state securities laws.

3.2

Non-Qualified  Stock  Options  may  be  granted  to  Eligible  Employees  and  to  such  other  persons who  are  not  Eligible  Employees  as  the  Plan  Administrator  shall  select,  subject  to  any  Applicable  Laws,  provided that  any  grant  of  Options  to  an  Optionee  (as  defined  herein)  who  is  a  U.S.  Person  will  be  conditional  upon compliance with all applicable federal and state securities laws.

3.3

Optionees  who  are  U.S.  Persons  may  be  required  to  provide  additional  documentation  to  the

Company prior to any grant of Options becoming effective.

3.4

Options  may  be  granted  in  substitution  for  outstanding  options  of  another  company  in  connection with the  merger, consolidation, acquisition of property or stock or other reorganization between such other company

and  the  Company  or  any  subsidiary  of  the  Company.   Options  also  may  be  granted  in  exchange  for  outstanding

Options.

3.5

Any  person  to  whom  an  Option  is  granted  under  this  Plan  is  referred  to  as  an  “Optionee”.   Any

person who is the owner of an Option is referred to as a  “Holder”.

3.6

As  used  in  this  Plan,  the  term  “Related  Company”  shall  mean  any  company  (other  than  the

Company)  that  is  a  “Parent  Company”  of  the  Company  or  “Subsidiary  Company”  of  the  Company,  as  those  terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4.

STOCK

4.1

The Plan Administrator is authorized to grant Options to acquire up to a total of  10,000,000 Shares of the Company’s authorized but unissued or reacquired  common stock. The number of Shares with respect to which

Options may be granted hereunder is subject to adjustment as set forth in Section  5.1(n) hereof.  In the event that any outstanding  Option  expires  or  is  terminated  for  any  reason,  the  Shares  allocable  to  the  unexercised  portion  of  such

Option  may  again  be  subject  to  an  Option  granted  to  the  same  Optionee  or  to  a  different  person  eligible  under

Section 3  of  this  Plan;  provided  however,  that  any  cancelled  Options  will  be  counted  against  the  maximum  number of  Shares  with  respect  to  which  Options  may  be  granted  to  any  particular  person  as  set  forth  in  Section  5.1(a)(ii)

hereof.

5.

TERMS AND CONDITIONS OF OPTIONS

5.1

Each  Option  granted  under  this  Plan  shall  be  evidenced  by  a  written  agreement  approved  by  the

Plan  Administrator  (each,  an  “Agreement”).   Agreements  may  contain  such  provisions,  not  inconsistent  with  this

Plan,  as  the  Plan  Administrator  in  its  discretion  may  deem  advisable.    All  Options  also  shall  comply  with  the

following requirements:

(a)

Type of Option

For Optionees that are subject to income tax in the United States, each Agreement shall state whether the  Option  is  intended  to  be  an  Incentive  Stock  Option  or  a  Non-Qualified  Stock  Option,  provided that:

(i)

in  the  absence  of  action  to  the  contrary  by  the  Plan  Administrator  in  connection  with  the grant of an Option, all Options shall be Non-Qualified Stock Options;

(ii)

the aggregate  fair  market  value (determined at the Date of Grant, as defined below) of the

Shares  with respect to  which Incentive  Stock Options are  exercisable  for  the  first time  by an  Optionee  subject  to  income  tax  in  the  United  States  during  any calendar  year  (granted under  this Plan and  all  other  stock option plans of the  Company,  a  Related  Company or  a predecessor  company)  shall  not  exceed  US$100,000,  or  such  other  limit  as  may  be prescribed  by  the  Code  as  it  may  be  amended  from  time  to  time  (the  “Annual  Limit”);

and

(iii)

any  portion  of  an  Option  which  exceeds  the  Annual  Limit  shall  not  be  void  but  rather shall be a Non-Qualified Stock Option.

(b)

Number of Shares

Each  Agreement  shall  state  the  number  of  Shares  to  which  it  pertains.  The  number  of  Options  to  be granted to any Optionee will be determined by the Plan Administrator at the time of grant.

(c)

Date of Grant

Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the grant of the Option for purposes of this Plan (the “Date of Grant”).

(d)

Option Price

Each  Agreement  shall  state  the  price  per  Share  at  which  an  Option  is  exercisable.    The  Plan

Administrator shall act in good faith to establish the exercise price of each Option in accordance with

Applicable Laws at the time the Option is granted, provided that:

(i)

the  per  Share  exercise  price  for  an  Incentive  Stock  Option  or  any  Option  granted  to  a

“covered  employee”  as  such  term  is  defined  for  purposes  of  Section  162(m)  of  the  Code

(a  “Covered  Employee”)  shall  not  be  less  than  the  fair  market  value  per  Share  at  the

Date of Grant as determined by the Plan Administrator in good faith;

(ii)

with  respect   to   Incentive   Stock   Options   granted   to   greater-than-ten  percent   (>10%)

shareholders  of  the  Company  (as  determined  with  reference  to  Section 424(d)  of  the

Code), the exercise price per  Share  shall not be less than one hundred ten percent (110%)

of  the  fair  market  value  per  Share  at  the  Date  of  Grant  as  determined  by  the  Plan

Administrator in good faith; and

(iii)

Options granted in substitution for outstanding options of another company in connection with  the  merger,  consolidation,  acquisition  of  property  or  stock,  or  other  reorganization involving  such  other  company  and  the  Company  or  any  subsidiary  of  the  Company  may be  granted  with  an  exercise  price  equal  to  the  exercise  price  for  the  substituted  option  of the  other  company,  subject  to  any adjustment  consistent  with  the  terms  of  the  transaction pursuant to which the substitution is to occur.

(e)

Duration of Options

At the time of the grant of an Option, the Plan Administrator shall designate, subject to Section 5.1(h)

below,  the  expiration  date  of  the  Option,  which  date  shall  not  be  later  than  ten  (10)  years  from  the

Date  of  Grant,  provided  that  the  expiration  date  of  any  Incentive  Stock  Option  granted  to  a  greater-

than-ten percent (>10%) shareholder of the Company (as determined with reference to Section 424(d)

of the Code) shall not be later than five (5) years from the Date of Grant.

(f)

Vesting Schedule

(i)

No  Option  shall  be  exercisable  until  it  has  vested.   The  vesting  schedule  for  each  Option

shall be specified by the Plan Administrator at the time of grant of the Option.

(ii)

The  Plan  Administrator  may  specify  a  vesting  schedule  for  all  or  any  portion  of  an

Option based on the achievement of performance  objectives established in advance of the

commencement   by   the   Optionee   of   services   related   to   the   achievement   of   the

performance  objectives.    Performance  objectives  may  be  expressed  in  terms  of  one  or more of the following:  return on equity, return on assets,  Share price, market share, sales,

earnings  per  Share,  costs,  net  earnings,  net  worth,  inventories,  cash  and  cash  equivalents,

gross  margin or  the  Company’s performance  relative  to  its internal  business plan,  or  such

other  terms  as  determined  and  directed  by  the  Board.   Performance  objectives  may  be  in

respect  of  the  performance  of  the  Company  as  a  whole  (whether  on  a  consolidated  or unconsolidated  basis),  a  Related  Company,  or  a  subdivision,  operating  unit,  product  or

product  line  of  either  of  the  foregoing.    Performance  objectives  may  be  absolute  or

relative  and  may  be  expressed  in  terms  of  a  progression  or  a  range.   An  Option  that  is

exercisable   (in   full   or   in   part)   upon   the   achievement   of   one   or   more   performance

objectives   may  be  exercised   only  following  written  notice  to  the   Optionee  and  the

Company by the Plan Administrator that the performance objective has been achieved.

(g)

Acceleration of Vesting

The  vesting  of  any  Option  may  be  accelerated  by  the  Plan  Administrator  at  such  times  and  in  such

amounts  as  it  shall  determine  in  its  sole  discretion.   The  vesting  of  Options  also  shall  be  accelerated

under the circumstances described in Section 5.1(n) below.

(h)

Term of Option

(i)

Options that have  vested as specified by the Plan Administrator or in accordance with this

Plan,  shall  terminate  and  cease  to  be  exercisable,  to  the  extent  not  previously  exercised,

immediately  upon  the  occurrence  of  the  first  of  the  following  events,  unless  otherwise provided for in the Agreement:

A.

the   expiration   of   the   Option,   as   designated   by   the   Plan   Administrator   in

accordance with Section 5.1(e) above;

B.

the   date   of   an   Optionee’s   resignation   or   termination   of   employment   or

contractual  relationship  with  the  Company  or  any  Related  Company  for  cause

(as determined in the sole discretion of the Plan Administrator);

C.

the  expiration  of  three  (3)  months  from the  date  of  an  Optionee’s  termination  of

employment   or   contractual   relationship   with   the   Company   or   any   Related

Company  for  any  reason  whatsoever  other  than  resignation,  cause,  death  or

Disability (as defined below); or

D.

the  expiration  of  one  year  (1)  from termination  of  an  Optionee’s  employment  or contractual relationship by reason of death or Disability (as defined below).

(ii)

Upon  the  death  of  an  Optionee,  any  vested  Options  held  by  the  Optionee  shall  be exercisable  only  by  the  person  or  persons  to  whom  such  Optionee’s  rights  under  such

Option  shall  pass  by the  Optionee’s  will  or  by the  laws  of  descent  and  distribution  of  the

Optionee’s  domicile   at  the  time  of  death  and  only  until  such  Options  terminate  as provided above.

(iii)

For  purposes  of  this  Plan,  unless  otherwise  defined  in  an  Agreement,  “Disability”  shall mean  medically  determinable  physical  or  mental  impairment  which  has  lasted  or  can  be expected  to  last  for  a  continuous  period  of  not  less  than  six  (6)  months  or  that  can  be

expected  to  result in death.   The  Plan  Administrator  shall  determine  whether  an Optionee

has   incurred   a   Disability   on   the   basis   of   medical   evidence   acceptable   to   the   Plan

Administrator.   Upon  making  a  determination  of  Disability,  the  Plan  Administrator  shall,

for purposes of this Plan, determine  the date of an Optionee’s termination of employment or contractual relationship.

(iv)

Unless   accelerated   in   accordance   with   Section 5.1(g)   above,   unvested   Options   shall

terminate  immediately  upon  the  Optionee  resigning  from,  or  the  Company  terminating,

the  Optionee’s  employment  or  contractual  relationship  with  the  Company  or  any  Related

Company for any reason whatsoever, including death or Disability.

(v)

For purposes of this Plan, transfer of employment between or among the Company and/or any  Related  Company  shall  not  be  deemed  to  constitute  a  termination  of  employment with the Company or any Related Company.  For purposes of this  Plan, employment shall be  deemed  to  continue  while  the  Optionee  is  on  military  leave,  sick  leave  or  other  bona

fide   leave   of   absence   (as   determined   by   the   Plan   Administrator).   The   foregoing

notwithstanding,  employment  shall  not  be  deemed  to  continue  beyond  the  first  ninety

(90)  days  of  such  leave,  unless  the  Optionee’s  re-employment  rights  are  guaranteed  by statute or by contract.

(i)

Exercise of Options

(i)

Options shall  be  exercisable,  in full or  in part,  at  any time  after  vesting,  until termination.

If  less  than  all  of  the  Shares  included  in  the  vested  portion  of  any  Option  are  purchased,

the  remainder  may  be  purchased  at  any  subsequent  time  prior  to  the  expiration  of  the

Option  term.   No  portion  of  any  Option  for  less  than  1,000  Shares  (as  adjusted  pursuant to  Section 5.1(n)  below)  may  be  exercised,  provided  that  if  the  vested  portion  of  any

Option is less  than  1,000  Shares,  it  may be  exercised  with respect to  all  Shares  for  which

it  is  vested.   Only  whole  Shares  may  be  issued  pursuant  to  an  Option,  and  to  the  extent that an Option covers less than one Share, it is unexercisable.

(ii)

Options  or  portions  thereof  may  be  exercised  by  a  Holder  giving  written  notice  to  the

Company,  which  notice  shall  specify  the  number  of  Shares  to  be  purchased,  and  be accompanied  by  payment  in  the  amount  of  the  aggregate  exercise  price  for  the  Shares  so purchased,  which  payment  shall  be  in  the  form  specified  in  Section  5.1(j)  below.  The

Company  shall  not  be  obligated  to  issue,  transfer  or  deliver  a  certificate  representing  any

Shares  to  the  Holder  of  any  Option  until  provision  has  been  made  by  the  Holder,  to  the satisfaction  of  the  Company,  for  the  payment  of  the  aggregate  exercise  price  for  all

Shares  for  which  the  Option  shall  have  been  exercised  and  for  satisfaction  of  any  tax withholding obligations associated with such exercise.

(iii)

During  the  lifetime  of  an  Optionee,  Options  are  exercisable  only  by  the  Optionee  or,  in the case of a Non-Qualified  Stock Option, transferee  who takes title to such Option in the manner permitted by Section 5.1(l) hereof.

(j)

Payment upon Exercise of Option

Upon  the  exercise  of  any  Option,  the  aggregate  exercise  price  shall  be  paid  to  the  Company  in  cash,

by wire  transfer  or,  if the  funds are drawn from a  Canadian bank,  by certified  cheque.   In addition,  if

pre-approved  in writing by the  Plan Administrator,  who  may arbitrarily withhold  consent,  the  Holder may  pay for  all  or  any portion of  the  aggregate  exercise  price  by complying  with  one  or  more  of  the following alternatives:

(i)

by delivering to the Company  Shares previously held by such Holder, or by the  Company

withholding  Shares  otherwise  deliverable  pursuant  to  exercise  of  the  Option,   which

Shares  received  or  withheld  shall  have  a  fair  market  value  at  the  date  of  exercise  (as determined  by the  Plan  Administrator)  equal  to  the  aggregate  exercise price  to be  paid  by the Optionee upon such exercise; or

(ii)

by complying  with  any  other  payment  mechanism  approved  by the  Plan  Administrator  at the time of exercise.

(k)

No Rights as a Shareholder

A Holder shall have  no rights as a  shareholder  with respect to  any  Shares covered by an Option until such  Holder  becomes  a  record  holder  of  such  Shares,  irrespective  of  whether  such  Holder  has  given

notice  of  exercise.    Subject  to  the  provisions  of  Section 5.1(n)  hereof,  no  rights  shall  accrue  to  a

Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in  cash,  securities  or  other  property)  or  distributions  or  other  rights  declared  on,  or  created  in,  the

Shares for which the record date is prior to the date the Holder becomes a record holder of the  Shares covered by the Option, irrespective of whether such Holder has given notice of exercise.

(l)

Transfer of Option

(i)

Options  granted  under  this  Plan  and  the  rights  and  privileges  conferred  by  this  Plan  may

not   be   transferred,   assigned,   pledged   or   hypothecated   in   any   manner   (whether   by

operation  of  law  or  otherwise)  other  than  by  will  or  by  applicable  laws  of  descent  and distribution or pursuant to a qualified domestic relations order, and shall  not be  subject to execution, attachment or similar process; provided that, subject to Applicable Laws:

A.

for  Non-Qualified  Stock  Options  or  Options  granted  to  non-US  residents,  any

Agreement  may  provide,  or  be  amended  to  provide,  that  an  Option  to  which  it relates  is  transferable  without  payment  of  consideration  to  immediate  family

members   of   the   Optionee   or   to   trusts   or   partnerships   or   limited   liability

companies   established   exclusively   for   the   benefit   of   the   Optionee   and   the

Optionee’s immediate family members; or

B.

for  Incentive  Stock Options,  the  Optionee’s heirs or  administrators  may exercise any  portion  of  an  Optionee’s  vested  and  outstanding  Options  within  one  year  of the Optionee’s death.

(ii)

Upon  any  attempt  to  transfer,  assign,  pledge,  hypothecate  or  otherwise  dispose  of  any

Option  or  of  any  right  or  privilege  conferred  by  this  Plan  contrary  to  the  provisions hereof,  or  upon  the  sale,  levy  or  any  attachment  or  similar  process  upon  the  rights  and privileges conferred  by this Plan,  such Option shall  thereupon terminate  and  become  null and void.

(m)

Securities Regulation and Tax Withholding

(i)

No  Option  shall  be  granted  and  no  Shares  shall  be  issued  with  respect  to  the  exercise  of any  Options  unless  the  grant  of  such  Options,  the  exercise  of  such  Options  and  the issuance  and  delivery  of  such  Shares  shall  comply  with  all  Applicable  Laws,  and  such issuance  shall  be  further  subject  to  the  approval  of  counsel  for  the  Company  with  respect to  such  compliance,  including  the  availability  of  an  exemption  from  prospectus  and registration  requirements  of  all  Applicable  Laws  for  the  issuance  of  such  Options  or

Shares.  The  inability  of  the  Company  to  obtain  from  any  regulatory  body  the  authority deemed by the Company to be necessary for the lawful grant  and issuance of any Options or  Shares  under  this  Plan,  or  the  unavailability  of  an  exemption  from  prospectus  or registration  requirements  for  the  grant  and  issuance  of  any  Options  or  Shares  under  this

Plan,  as  determined  by  the  Plan  Administrator  in  its  sole  discretion,  shall  relieve  the

Company  of  any  liability  with  respect  to  the  non-issuance  or  sale  of  such  Options  or

Shares.

(ii)

As  a  condition  to  the  exercise  of  any  Option,  the  Plan  Administrator  may  require  the

Holder  to  make  certain  representations  and  warranties  in  writing  at  the  time  of  such exercise.  At  the  option  of  the  Plan  Administrator,  a  stop-transfer  order  against  such

Shares  may  be  placed  on  the  stock  books  and  records  of  the  Company,  and  a  legend indicating  that  the  Shares  may  not  be  pledged,  sold  or  otherwise  transferred  unless  an

opinion  of  counsel  is  provided  stating  that  such   transfer  is  not  in  violation   of  any

Applicable  Laws  may be  stamped  on  the  certificates  representing  such  Shares  in  order  to

assure  an  exemption  from  registration.   The  Plan  Administrator  also  may  require  such

other  documentation  as  may  from  time  to  time  be  necessary  to  comply  with  federal,

provincial  or  state  securities  laws.    THE  COMPANY  HAS  NO  OBLIGATION  TO

UNDERTAKE  REGISTRATION  OF  OPTIONS  OR  THE  SHARES  ISSUABLE

UPON THE EXERCISE OF OPTIONS.

(iii)

The  Holder  shall  pay  to  the  Company  by  cash,  by  wire  transfer  or,  if  the  funds  are  drawn from  a  Canadian  bank,  by  certified  cheque,  promptly  upon  exercise  of  an  Option  or,  if later,  the  date  that  the  amount  of  such  obligations  becomes  determinable,  all  applicable federal,  state,  provincial,  local  and  foreign  withholding  taxes that the  Plan  Administrator,

in  its  discretion,  determines  to  result  upon  exercise  of  an  Option  or  from  a  transfer  or other disposition of Shares acquired upon exercise of an Option or otherwise related to an

Option  or  Shares  acquired  in  connection  with  an  Option.    Upon  approval  of  the  Plan

Administrator,  a  Holder  may  satisfy  such  obligation  by  complying  with  one  or  more  of the following alternatives selected by the Plan Administrator:

A.

by  delivering  to  the  Company  Shares  previously  held  by  such  Holder  or  by  the

Company  withholding  Shares  otherwise  deliverable  pursuant  to  the  exercise  of the  Option,  which  Shares  received  or  withheld  shall  have  a  fair  market  value  at the  date  of  exercise  (as  determined  by  the  Plan  Administrator)  equal  to  any withholding  tax  obligations  arising  as  a  result  of  such  exercise,  transfer  or  other disposition; or

B.

by   complying   with   any   other   payment   mechanism   approved   by   the   Plan

Administrator from time to time.

(iv)

The  grant  of  Options  and  entering  into  any  Agreement  with  respect  to  Options  or  the issuance,  transfer  or  delivery  of  certificates  representing  Shares  pursuant  to  the  exercise of  Options  may  be  delayed,  at  the  discretion  of  the  Plan  Administrator,  until  the  Plan

Administrator  is  satisfied  that  the  applicable  requirements  of  the  federal,  provincial  and state  securities  laws  and  the  withholding  provisions  under  Applicable  Laws  have  been met  and  that  the  Holder  has  paid  or  otherwise  satisfied  any  withholding  tax  obligation  as described in Section 5.1(m)(iii) above.

(n)

Stock Dividend or Reorganization

(i)

If:   (1)   the   Company   shall   at   any   time   be   involved   in   a   transaction   described   in

Section 424(a)  of  the  Code  (or  any  successor  provision)  or  any  “corporate  transaction”

described in the regulations thereunder; (2)  the Company shall declare a dividend payable in,  or  shall  subdivide,  reclassify,  reorganize,  or  combine,  its  Common  Stock;  or  (3)  any other  event  with  substantially  the  same  effect  shall  occur,  the  Plan  Administrator  shall,

subject  to  Applicable  Laws,  with  respect  to  each  outstanding  Option,  proportionately adjust the  number  of  Shares  subject to  such Option and/or  the  exercise  price  per  Share  so as to  preserve  the  rights of the  Holder  after  the  event as  substantially proportionate  to  the rights of the Holder prior to such event, and to the extent that such action shall include an increase  or  decrease  in  the  number  of  Shares  subject  to  outstanding  Options,  the  number of  Shares  available  under  Section 4  of  this  Plan  and  the  exercise  price  for  such  Options

shall   automatically  be   increased   or   decreased,   as   the   case   may  be,   proportionately,

without   further   action   on   the   part   of   the   Plan   Administrator,   the   Company,   the

Company’s  shareholders,  or  any  Holder,  so  as  to  preserve  the  proportional  rights  of  the

Holder.

(ii)

In  the  event  that  the  presently  authorized  capital  stock  of  the  Company  is  changed  into the  same  number  of  Shares  with  a  different  par  value,  or  without  par  value,  the  stock resulting from any such change shall be deemed to be Common Stock within the  meaning of this Plan, and each Option shall apply to the same  number of  Shares of such new stock as it applied to old Shares immediately prior to such change.

(iii)

If  the  Company  shall  at  any  time  declare  an  extraordinary  dividend  with  respect  to  the

Common  Stock,  whether  payable  in  cash  or  other  property,  the  Plan  Administrator  may,

subject  to  applicable  law,  in  the  exercise  of  its  sole  discretion  and  with  respect  to  each outstanding  Option,  proportionately  adjust  the  number  of  Shares  subject  to  such  Option and/or  adjust  the  exercise  price  per  Share  so  as  to  preserve  the  rights  of  the  Holder  after the event as substantially proportionate to the rights of the Holder prior to such event, and to  the  extent  that  such  action  shall  include  an  increase  or  decrease  in  the  number  of

Shares  subject  to  outstanding  Options,  the  number  of  Shares  available  under  Section 4  of

this   Plan   shall   automatically   be   increased   or   decreased,   as   the   case   may   be,

proportionately,   without   further   action   on   the   part   of   the   Plan   Administrator,   the

Company, the Company’s shareholders, or any Holder.

(iv)

The  foregoing  adjustments  to  the  Option  terms  or  the  number  of   Shares  subject  to

Options  shall  be  made  by  the  Plan  Administrator,  or  by  any  successor  administrator  of this Plan, or by the applicable terms of any assumption  or substitution document.

(v)

The  grant  of  an  Option  shall  not  affect  in  any  way  the  right  or  power  of  the  Company  to make  adjustments,  reclassifications,  reorganizations  or  changes  of  its  capital  or  business structure,  to  merge,  consolidate  or  dissolve,  to  liquidate,  or  to  sell  or  transfer  all  or  any part of its business or assets.

6.

EFFECTIVE DATE; SHAREHOLDER APPROVAL

6.1

Incentive  Stock  Options  may  be  granted  by  the  Plan  Administrator  from  time  to  time  on  or  after the  date  on  which  this  Plan  is  adopted  (the  “Effective  Date”)  through  the  day  immediately  preceding  the  tenth anniversary of the Effective Date.

6.2

All  other  Options  may  be  granted  by  the  Plan  Administrator  on  or  after  the  Effective  Date  and until this Plan is terminated by the Board in its sole discretion.

6.3

Termination of this Plan shall not terminate any Option granted prior to such termination.

6.4

If required by Applicable Laws, the approval of shareholders of the Company shall be obtained for any reduction in the exercise price of any Option.

6.5

Any  Incentive  Stock  Options  granted  by  the  Plan  Administrator  prior  to  the  approval  of  this  Plan by  the  shareholders  of  the  Company  shall  be  granted  subject  to  ratification  of  this  Plan  by  the  shareholders  of  the

Company  within  twelve  (12)  months  after  the  Effective  Date.   If  such  shareholder  ratification  is  sought  and  not

obtained,  all  Incentive  Stock  Options  granted  prior  thereto  and  thereafter  shall  be  considered  Non-Qualified  Stock

Options   and   any  Options   granted   to   Covered   Employees   will   not   be   eligible   for   the   exclusion   set   forth   in

Section 162(m) of the Code with respect to the deductibility by the Company of certain compensation.

7.

NO OBLIGATIONS TO EXERCISE OPTION

7.1

The grant of an Option shall impose no obligation upon  an Optionee to exercise such Option.

8.

NO RIGHT TO OPTIONS  OR TO EMPLOYMENT

8.1

Whether  or  not  any  Options  are  to  be  granted  under  this  Plan  shall  be  exclusively  within  the discretion  of  the  Plan  Administrator,  and  nothing  contained  in  this  Plan  shall  be  construed  as  giving  any person  any right to participate under this Plan.

8.2

The grant of an Option shall  in no  way constitute any form of agreement or understanding binding on  the  Company  or  any  Related  Company,  express  or  implied,  that  the  Company  or  any  Related  Company  will employ or contract with  an Optionee for any length of time,  nor shall it interfere in any way with the  Company’s or,

where  applicable,  a  Related  Company’s  right  to  terminate  an  Optionee’s  employment  at  any  time,  which  right  is hereby reserved.

9.

INDEMNIFICATION OF PLAN ADMINISTRATOR

9.1

In  addition  to  all  other  rights  of  indemnification  they  may  have  as   members  of  the  Board,

members  of  the  Plan  Administrator  shall  be  indemnified  by  the  Company  for  all  reasonable  expenses  and  liabilities of  any  type  or  nature,  including  attorneys’  fees,  incurred  in  connection  with  any  action,  suit  or  proceeding  to  which they or  any of  them are  a  party by reason  of,  or  in  connection  with,  this  Plan  or  any Option  granted  under  this  Plan,

and   against   all   amounts   paid   by   them   in   settlement   thereof   (provided   that   such   settlement   is   approved   by

independent  legal  counsel  selected  by  the  Company),  except  to  the  extent  that  such  expenses  relate  to  matters  for which  it  is  adjudged  that  such  Plan  Administrator  member  is  liable  for  willful  misconduct;  provided,  that  within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator  member involved therein  shall,  in  writing,  notify  the  Company  of  such  action,  suit  or  proceeding,  so  that  the  Company  may  have  the opportunity to make appropriate arrangements to prosecute or defend the same.

10.

AMENDMENT OF PLAN

10.1

The Plan Administrator  may,  subject to Applicable Laws, at  any time,  modify, amend or terminate this  Plan  or  modify  or  amend  Options  granted  under  this  Plan,  including,  without  limitation,  such  modifications  or amendments as are necessary to maintain compliance with  Applicable Laws, provided that:

(a)

no  amendment  with  respect  to  any  outstanding  Option  which  has  the  effect  of  reducing  the benefits afforded to the Holder thereof shall be made without the consent of such Holder;

(b)

the events triggering acceleration of vesting of any outstanding Option may be modified, expanded or eliminated without the consent of the Holder thereof;

(c)

the  Plan  Administrator  may  make  the  effectiveness  of  any  such  amendment  conditional  on  the receipt  of  shareholder  approval  at  such  time  and  in  such  manner  as  the  Plan  Administrator  may

consider   necessary   for   the   Company   to   comply   with,   or   to   avail   the   Company   and/or   the

Optionees  of  the  benefits  of,  any  Applicable  Laws,  including  any  securities,  tax,  market  listing  or other administrative or regulatory requirement; and

(d)

the  Plan  Administrator  may  not  increase  the  number  of  Shares  available  for  issuance  on  the exercise of Incentive Stock Options without the approval of the shareholders of the Company.

10.2

Without  limiting  the  generality  of  Section  10.1  hereof,  the  Plan  Administrator  may  modify  grants to persons who are eligible to receive Options under this Plan who are foreign nationals  or employed outside Canada and the United States to recognize differences in local law, tax policy or custom.

Effective Date: ____________________, 2014